Exhibit 99.1

【For Immediate Release】

5 June 2023

AGBA Group (NASDAQ: ‘AGBA’) Comments on its Share Price Performance Since Listing in November 2022

HONG KONG - NASDAQ-listed, AGBA Group Holding Limited (“AGBA”), the leading one-stop financial supermarket in Hong Kong, today provided context for its share price performance since the de-SPAC transaction in November 2022, which has fallen short of AGBA’s expectations.

AGBA faced several technical challenges that have contributed to an underwhelming share price performance.

As an established decades-long market-leading distributor of financial products, AGBA is well-known in Hong Kong, but relatively new to international capital markets. We recognize that it requires time to demonstrate our value proposition and build trust with our international investors. Among the technical factors contributing to the disappointing share price performance before and after listing was the compressed time window of nine days to complete the de-SPAC transaction. It created a number of unusual and significant technical difficulities in the listing process that has since impacted our share price performance.

Going forward, AGBA is committed to engage with the international investment community and provide in-depth materials through an extensive investor relations program that allow investors to be informed and up-to-date on the Group’s performance and outlook. AGBA remains committed to its long-term growth strategy and believes that it has a solid foundation for future success.

The latest report is available on the company’s website, please visit www.agba.com/ir

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Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

About AGBA Group:

Established in 1993, AGBA Group Holding Limited (NASDAQ: “AGBA”) is a leading one-stop financial supermarket based in Hong Kong offering the broadest set of financial services and healthcare products in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

For more information about AGBA, please visit www.agba.com

Media and Investor Relations Contact:

Media: Kate Siu media@agba.com +852 3601 3699 Yuan Tung Financial Relations Limited Agnes Yiu ayiu@yuantung.com.hk +852 3428 5690	Investor Relations: Bethany Lai ir@agba.com +852 5529 4500
Social Media Channels: agbagroup LinkedIn | Twitter | Instagram | Facebook | YouTube

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